SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement  |_|Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                              Storage Engine, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5) Total fee paid:

-------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

-------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3) Filing Party:

-------------------------------------------------------------------------------
     (4) Date Filed:

-------------------------------------------------------------------------------

                              STORAGE ENGINE, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724



                                                              May 7, 2002



To Our Shareholders:

     You are most cordially invited to attend the 2002 Annual Meeting of Shareholders of Storage Engine, Inc. at 9:00 A.M., local time, on Thursday, June 20, 2002, at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                             Sincerely,



                                             Michael E. Faherty
                                             Chairman of the Board

                              STORAGE ENGINE, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 20, 2002

     The Annual Meeting of Shareholders (the "Meeting") of Storage Engine, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey, on Thursday, June 20, 2002, at 9:00 A.M., local time, for the following purposes:

     (1) To elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

     (2)  To  amend  the  Company's  1995  Employee  Stock  Purchase  Plan  (the
          "Purchase Plan") to increase the maximum number of shares of the Company's common stock available for issuance under the Purchase Plan from 66,667 to 150,000 shares and to reserve an additional 83,333 shares of common stock of the Company for issuance under the Purchase Plan;

     (3) To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors for the year ending December 31, 2002; and

     (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock and 6% Cumulative Convertible Preferred Stock, Series A, of record at the close of business on April 26, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be subject to the inspection of any shareholder for reasonable periods during the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. There are two proxies - one for Common Stock and one for the Series A Preferred Stock. If you hold both common and preferred stock, both proxies should be completed, dated, signed and returned in the enclosed envelope.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                         By Order of the Board of Directors

                                         David J. Sorin
                                         Secretary

Tinton Falls, New Jersey
May 7, 2002

        The Company's 2001 Annual Report accompanies the Proxy Statement.

                              STORAGE ENGINE, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

-------------------------------------------------------------------------------
                           P R O X Y S T A T E M E N T
-------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Storage Engine, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 20, 2002 (the "Meeting"), at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of common stock, $.01 par value ("Common Stock"), and 6% Cumulative Convertible Preferred Stock, Series A, $.01 par value (the "Series A Preferred Stock"), as of the close of business on Friday, April 26, 2002 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 2,557,405 shares of Common Stock and 1,867,123 shares of Series A Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. Each share of Series A Preferred Stock is entitled to one and one-third votes on any matter presented at the Meeting to the holders of the Common Stock. The holders of all classes of stock will vote as a single class. The aggregate number of votes entitled to be cast at the Meeting is 4,984,665.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock and Series A Preferred Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock and Series A Preferred Stock represented by the proxies will be voted (i) FOR the election of seven nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"), to increase the maximum number of shares of Common Stock available for issuance under the Purchase Plan from 66,667 to 150,000 and to reserve an additional 83,333 shares of Common Stock of the Company for issuance under the Purchase Plan, (iii) FOR the ratification of the appointment of Richard A. Eisner & Company, LLP as independent auditors for the year ending December 31, 2002, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person by written ballot at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     This Proxy Statement, together with the related form of proxy, is being mailed to the shareholders of the Company on or about Tuesday, May 7, 2002. The Annual Report to Shareholders of the Company for the year ended December 31, 2001, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 26, 2002. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 26, 2002.

     The presence, in person or by proxy, of holders of the shares of Common Stock, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                              ELECTION OF DIRECTORS

     At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. Seven current members of the Board of Directors are nominees for election to the Board of Directors as set forth below. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

         The current members of the Board of Directors who are also nominees for election to the Board are as follows:

                                   Served as a        Positions with
        Name                Age   Director Since       the Company

Michael E. Faherty.........  67        1994       Chairman of the Board and
                                                  Director
Gregg M. Azcuy.............  43        1996       President and Chief Executive
                                                  Officer and Director
Gale R. Aguilar............  69        1995       Director
James K. Dutton............  69        1994       Director
Donald E. Fowler...........  64        1996       Director
Frank R. Triolo............  68        1996       Director
Thomas I. Unterberg........  71        1996       Director

     The principal occupations and business experience, for at least the past five years, of each Director and nominee are as follows:

     Mr. Faherty has served as Chairman of the Board of the Company since December 1994. From December 1994 to June 1996, he also served as the Company's Chief Executive Officer. Prior to that, from August 1994 through October 1994, he provided consulting services to the Company. Since February 1977, Mr. Faherty has been the principal of MICO, a general business consulting firm. From January 1992 to January 1994, Mr. Faherty served as President and Chief Executive Officer of Shared Financial Systems, Inc., a worldwide provider of software and consulting services to data processing market segments that utilize on-line transaction processing. From February 1989 to June 1992, Mr. Faherty was employed by Intec Corp., a company engaged in the development and sale of hardware and software systems designed to measure online defects, serving as President of such company during such time and, from February 1990, serving as its Chairman. In addition, from December 1992 to the present, Mr. Faherty has been a general partner of Faherty Property Co., a family investment partnership.

     In August 1995, ALC Communications Corporation merged into Frontier. Mr. Faherty was a director of ALC until the time of such merger and became a director of Frontier upon the consummation of such merger. On April 10 and 11, 1995, three lawsuits were commenced against ALC as a result of its announced merger with Frontier. The lawsuits purport to be class actions brought on behalf of all ALC shareholders against ALC and its directors. Among other things, the complaints sought to enjoin the merger or to obtain an award of damages. On June 9, 1995, the Delaware court consolidated the three cases for all purposes under Mayers v. Irwin, et al., C.A. No. 14196. On July 10, 1995, ALC and its directors answered the consolidated complaint.

     Mr. Azcuy has been President, Chief Executive Officer and a Director of the Company since June 1996. He joined us in April 1994 as Executive Vice President, Products Division. In September 1994, he became Acting Chief Operating Officer and, in February 1995, became Vice President and Chief Operating Officer. Prior to joining the Company, from 1993 to 1994, Mr. Azcuy was International Marketing Manager for Hitachi Data Systems International, a manufacturer of mainframe storage products. From 1991 to 1993, Mr. Azcuy was Vice President, Marketing and Sales, for System Industries, Inc., an Open Systems provider of storage solutions and, prior to that, from 1982, held various managerial and sales positions within Systems Industries.

     Mr.  Aguilar  has been a Director of the  Company  since  March  1995.  Mr.
Aguilar currently is President and a director of Mitem Corporation, a software development company. Prior to that, from 1989 to 1992, Mr. Aguilar was Executive Vice President of SF2, a company which pioneered RAID technology. From 1982 to 1988, Mr. Aguilar served as Senior Vice President of Marketing and Corporate Development for Prime Computer. Prior to that, for 27 years, he held various executive positions in sales, marketing and development with IBM Corporation.

     Mr. Dutton has been a Director of the Company since August 1994. He is a retired business executive. He is currently a director of Network Equipment Technologies, Inc., a publicly held company.

     Mr. Fowler has been a Director of the Company since June 1996. Mr. Fowler serves on several Boards of early stage companies and also serves on several advisory Boards. Mr. Fowler has been CEO of three start-up companies. From 1986 to 1996, Mr. Fowler was Senior Vice President at Tandem Computers and previously held executive positions at Bechtel Group and IBM. He is a member of the President's Cabinet at Cal Poly San Luis Obispo, a California State University.

         Mr. Triolo has been a Director of the Company since June 1996. From September 1995 to January 1997, Mr. Triolo was chairman of Knowledge Discovery 1, a software and services company.

Prior to that, from June 1994 to June 1995, Mr. Triolo was the chairman and chief executive officer of Datacache, a computer hardware and software company. Prior to that, from 1992 to April 1994, Mr. Triolo served as a senior officer with AT&T Global Information Solutions (now NCR). From 1985 to 1992, he was a senior officer with Teradata Corporation. Prior to that, he was a senior sales executive with Amdahl Corporation. Currently, he is a consultant to technology companies in sales and marketing.

     Mr. Unterberg was a Director of the Company from June 1996 until February 2001 when he resigned. Mr. Unterberg was re-elected to the Board in June 2001. Mr. Unterberg is Chairman, Managing Director and member of the Executive Committee of C.E. Unterberg, Towbin, an investment banking firm which serves as the Company's financial advisor. Unterberg Harris, the predecessor firm to Unterberg Towbin, was the sole underwriter in our follow-on public offering in August 1997 and was the lead manager in the Company's initial public offering in 1993. In addition, Unterberg Harris acted as placement agent in the Company's private offerings of preferred stock in 1995 and 1996. From 1987 to 1989, Mr. Unterberg was head of Technology Investment Banking at Lehman Brothers. From 1977 to 1986, he was a General Partner, Managing Director and Chairman of L.F. Rothschild, Unterberg, Towbin. He currently serves as a director of AES Corporation, Electronics for Imaging, Inc., Rumson-Fair Haven Bank and Trust Company, ServiceWare Technologies, Inc., Centrax Corporation, Inc., Club One, LLC and Systems and Computer Technology Corporation, each a publicly held company.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the nominees for the Board of Directors and executive officers of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     There were 14 meetings of the Board of Directors during fiscal 2001. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director); and (ii) the total number of meetings held by all Committees of the Board on which each such Director served (during the periods such Director served).

     The Board of Directors has two standing committees: the Compensation, Option and Stock Purchase Plan Committee (the "Compensation Committee") and the Audit Committee.

     COMPENSATION COMMITTEE. The Compensation Committee approves salaries and certain incentive compensation for top-level employees of and consultants to the Company and makes recommendations about stock option awards to employees of and consultants to the Company. The Compensation Committee currently consists of the following Board members: Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. The Compensation Committee held six meetings during fiscal 2001.

     AUDIT COMMITTEE. The primary responsibilities of the Audit Committee include, among other things, (i) evaluating, and recommending to the Board of Directors the engagement of the Company's independent auditors, (ii) reviewing the results of their audit findings, and (iii) monitoring on a periodic basis the internal controls of the Company. The responsibilities of the Audit Committee are more fully set forth in the Audit Committee Charter adopted by the Company in its present form on August 24, 2000, a copy of which was filed as an Appendix to our Proxy Statement filed with the Securities and Exchange Commission on May 14, 2001. The Audit Committee currently consists of the following Board members:

Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. The Audit Committee held four meetings during fiscal 2001.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with the management of the Company. Additionally, the Audit Committee has discussed with the independent auditors the matters required by SAS 61, has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the years ended December 31, 2001 audited by Richard E. Eisner & Company, LLP be included in the Company's Annual Report on SEC Form 10-K.

     Each Audit Committee Member is an independent member of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As an independent director of the Board of Directors of the Company, each Audit Committee Member is not an officer or employee of the Company or its subsidiaries or does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee has furnished the following report:

April 26, 2002

To the Board of Directors of Storage Engine, Inc.:

     The Audit Committee of the Company's Board of Directors is currently composed of six members and acts under a written charter adopted and approved in its present form on August 24, 2000. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held four meetings during 2001.

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. As appropriate, the Audit Committee reviews, evaluates and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

     o    the Company's financial disclosure documents,  including all financial
          statements   and  reports  filed  with  the  Securities  and  Exchange
          Commission or sent to stockholders;

     o    management's   selection,   application  and  disclosure  of  critical
          accounting policies;

     o changes in the Company's accounting practices, principles, controls or methodologies;

     o significant developments or changes in accounting rules applicable to the Company; and

     o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

     The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees, "SAS 61") with the Company's independent auditors. SAS 61 requires the independent auditors to discuss with the Audit Committee, among other things, the following:

     o    methods to account for significant unusual transactions;

     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditors' conclusions regarding the reasonableness of those estimates; and

     o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                          By the Audit Committee of the Board of Directors of Storage Engine, Inc.
                          (as currently constituted)

                          Gale R. Aguilar
                          James K. Dutton
                          Michael E. Faherty
                          Frank R. Triolo
                          Donald E. Fowler
                          Thomas I. Unterberg

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

Audit Fees
----------

     Richard A. Eisner & Company, LLP has estimated its fees for professional services in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2001 to be approximately $80,000, of which $80,000 has been billed to the Company to date. In addition, Richard A. Eisner & Company billed the Company $21,000, $27,900, and $9,250 in fees associated with the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2001, registration of Common Stock issuable upon the conversion of the Series A Preferred Stock and other miscellaneous fees, respectively. Ernst & Young LLP billed the Company an aggregate of $5,500 in fees for professional services rendered in connection with the reviews of the financial statements of the Company's Form 10-K for the fiscal year ended December 31, 2001, and $11,000 in fees associated with the registration of Common Stock issuable upon the conversion of the Series A Preferred Stock.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     Richard A. Eisner & Company, LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees
--------------

     Richard A. Eisner & Company, LLP did not bill the Company for any other services rendered for the most recent fiscal year.

COMPENSATION OF DIRECTORS

     In December 2000, the Board agreed to discontinue the $1,000 per meeting compensation for an indeterminate period of time. On August 22, 2001, the Board revised the compensation for Board members to provide for cash compensation of $1,500 per quarter and 500 stock options per quarter, which will immediately vest. The cash and stock option compensation is pro-rated based upon percentage of meetings attended in each quarter. In addition, the Chairman receives an additional $100 per month paid per quarter, plus an additional 100 stock options per quarter.

     Pursuant to these arrangements, Messrs. Aguilar, Dutton, Faherty, Fowler, Triolo and Unterberg, each a Director during fiscal 2001, received $1,500. As Chairman of the Board, Mr. Faherty received $1,800. The Company issued stock options for meeting attendance during fiscal 2001. Mr. Faherty received 1,200 stock options, Messrs. Dutton, Fowler, Triolo, and Unterberg each received 1,000 stock options, and Mr. Aguilar received 833 stock options. The Company also reimbursed each outside Director for his reasonable expenses in connection with their attendance at regularly scheduled meetings of the Board or its committees.

     In addition, the Company may, from time to time and in the discretion of the Board of Directors, grant options or warrants to Directors. Non-employee directors are also eligible to receive options pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended (the "1996 Non-Employee Plan") as compensation for serving on the Company's Board of Directors.

     On February 23, 1996, the Board of Directors adopted, and on August 22, 1996 the shareholders of the Company approved, the 1996 Non-Employee Plan. On June 22, 2001, the shareholders approved an amendment to the 1996 Non-Employee Plan increasing the maximum number of shares of Common Stock available for issuance under the 1996 Non-Employee Plan from 25,000 to 83,333 shares.

     Under the terms of the 1996 Non-Employee Plan, each new non-employee Director shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 5,000 shares of Common Stock. During 2001, no new members were added to the Board. In addition, each non-employee Director who is a member of the Board on the first trading day of each year shall be automatically granted on such date, without further action by the Board, an option to purchase 833 shares of Common Stock. Pursuant to these arrangements, on January 2, 2001, the Company granted to each non-employee Director options to purchase 833 shares of Common Stock under the 1996 Non-Employee Plan at an exercise price equal to $1.878 per share.

                               EXECUTIVE OFFICERS

         The following table identifies the current executive officers of the
Company:

                                      Capacities in                 In Current
    Name                 Age          Which Served                Position Since
    ----                ----         ------------                  ------------
Gregg M. Azcuy.........  43   President and Chief Executive Officer     1996
Louis J. Altieri(1)....  42   Vice President, Finance and               1995
                              Administration
Priyan Guneratne(2)....  46   Vice President, Engineering and           1999
                              Operations
Randy Wald(3)..........  46   Vice President, Federal and               2002
                              Commercial Sales


     (1) Mr. Altieri, C.P.A., joined the Company in September 1994 as Controller and became Vice President, Finance and Administration in October 1995. Prior to joining the Company, from September 1991 until September 1994, Mr. Altieri served as corporate controller of Monroe Systems for Business, Inc., an international manufacturer, distributor and service provider of business equipment. Prior to that, from June 1985 until September 1991, he served as corporate controller/treasurer of C.M. Ofray and Sons, Inc., and Lion Ribbon Company, each a manufacturer of novelty ribbons to florists, wholesalers and large retailers.

     (2) Mr. Guneratne joined the Company in 1992 as Director of Manufacturing for the Company's Products Division and later served as Director of Engineering. He became Vice President, Operations in 1995 and subsequently was given additional responsibilities related to hardware development in 1998 and at that time became Vice President, Operations and Hardware Development. In December 1999, Mr. Guneratne was appointed Vice President, Engineering and Operations. Prior to joining the Company, from 1986, Mr. Guneratne served in various product and design positions for E-Systems Garland Division, including Program Manager, Engineering Manager and Products Manager. From 1976 through 1986, Mr. Guneratne held various positions in engineering design and development at Unisys Corporation and Raytheon Company.

     (3) Mr. Wald joined the Company in March 2002 as Vice President, Federal and Commercial Sales. Most recently, Mr. Wald was a sales executive for Network Appliance, a leading network attached storage company, as a Sales Director from 2000 to 2002. Prior to Network Appliance, Mr. Wald was Vice President Sales and Marketing Northeast for Micromuse Software, Inc. from 1998 to 2000. He has held in various senior sales management positions with Openvision Software, Inc., Tivoli Systems (an IBM company), and On Line Software.

     None of the Company's executive officers is related to any other executive officer, any Director of the Company or any nominee for Director. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulations to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

     The Company believes that during the fiscal year ended December 31, 2001, its executive officers, Directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its Directors, executive officers and holders of more than 10% of its Common Stock, and its review of the reports submitted to the Company in 2001.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 2001, 2000 AND 1999

     The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2001, 2000, and 1999 for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each: (i) current executive officer of the Company, or
(ii) former executive officer of the Company who served in such capacity during a period of time in 2001, whose aggregate cash compensation exceeded $100,000 (four individuals) (collectively, the "Named Executives").


--------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                       Annual Compensation                       Long-Term
                                                                                            Compensation Awards
                                            ------------------------------------------
                                                                                       ------------------------------
                                                                           Other          Restricted
                                                                          Annual        Stock Award(s)    Securities
        Name and Principal                    Salary       Bonus       Compensation          ($)          Underlying
             Position               Year       ($)          ($)             ($)(1)           (f)         Options (#)
               (a)                   (b)       (c)          (d)             (e)                                  (g)
-------------------------------- ---------- ----------- ------------- ---------------- --------------- --------------
Gregg M. Azcuy, .............       2001     $210,000     $     --          --               --            35,714(5)
   President and                    2000     $258,077     $     --          --               --            25,417(4)
   Chief Executive Officer          1999     $220,000     $154,223          --               --            33,333(2)

Louis J. Altieri,............       2001     $160,000     $     --          --               --            14,255(5)
   Vice President, Finance          2000     $169,616     $     --          --               --            20,167(4)
   and Administration               1999     $149,692     $ 96,073          --               --            16,667(2)

Priyan Guneratne,............       2001     $175,000     $     --          --               --            15,347(5)
   Vice President,                  2000     $189,423     $     --          --               --            19,667(4)
   Engineering and                  1999     $149,642     $ 86,689          --               --            19,667(3)
   Operations


     (1) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

     (2) Represents options that the Company granted on December 17, 1999 at an exercise price of $64.50 per share.

     (3) Represents options that the Company granted on June 24, 1999 and December 17, 1999 at an exercise price of $20.64 and $64.50 per share, respectively.

     (4) Represents options that the Company granted on August 16, 2000 at an exercise price of $16.68 per share.

     (5) Represents options that the company granted on February 13, 2001 at an exercise price of $2.625 per share.

OPTION GRANTS IN 2001

     The following table sets forth information concerning individual grants of stock options during 2001 to each of the Named Executives. The Company has never granted any stock appreciation rights.


                              OPTION GRANTS IN 2001

                                Individual Grants
                                                                                                       Potential Reliazable
                                                                                                         Value at Assumed
                                                    Percent                                                    Annual
                                                    of Total                                            Rates of Stock Price
                                 Number of          Options                                                Appreciation For
                               Underlying          Granted to       Exercise                                  Option
                               Granted(1)           Employees       or Base                                    Term
                             Options Granted(1)     in Fiscal         Price      Expiration
            Name                  (#)                Year           ($/Sh)         Date         5% ($)        10% ($)
             (a)                   (b)                 (c)            (d)           (e)           (f)            (g)
------------------------- ---------------------- ---------------- ------------- ------------- ------------- --------------
Gregg M. Azcuy...........       35,714(3)            40.0%           2.625         2/13/11       58,928        149,106
------------------------- ---------------------- ---------------- ------------- ------------- ------------- --------------
Louis J. Altieri.........       14,255(3)            13.6%           2.625         2/13/11       23,521         59,515
------------------------- ---------------------- ---------------- ------------- ------------- ------------- --------------
Priyan Guneratne.........       15,347(3)            14.6%           2.625         2/13/11       25,323         64,074
------------------------- ---------------------- ---------------- ------------- ------------- ------------- --------------


     (1) An aggregate of 105,129 options were granted pursuant to stock option agreements to employees of the Company during fiscal 2001. The options terminate on the expiration date, subject to earlier termination upon the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a reorganization of the Company, as defined in the Company's 1996 Stock Option Plan (the "1996 Plan"), the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

     (2) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

     (3) Such options are exercisable to the extent of 50% of the options granted on each of the first and second anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning each exercise of options during 2001 by each of the Named Executives and the year-end number and value of unexercised in-the-money options or warrants held by each of the Named Executives.


----------------------------------------------------------------------------------------------------------------------
                       AGGREGATED OPTION EXERCISES IN 2001
                           AND YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                           Number of
                                                                     Securities Underlying           Value of
                                                                          Unexercised               Unexercised
                                                                          Options at               In-the-Money
                                                                            Fiscal                  Options at
                                                                           Year-End                   Fiscal
                                        Shares                                (#)                    Year-End
                                      Acquired on        Value           Exercisable/                 ($)(1)
                                      Exercise(#)    Realized ($)        Unexercisable             Exercisable/
               Name                       (b)             (c)                 (d)                  Unexercisable
                (a)                                                                                     (e)
------------------------------------------------------------------------------------------------------------------------
Gregg M. Azcuy..................          --              --           116,470/181,560                   0/0
------------------------------------------------------------------------------------------------------------------------
Louis J. Altieri................          --              --           28,501/61,172                     0/0
------------------------------------------------------------------------------------------------------------------------
Priyan Guneratne................          --              --           29,627/64,838                     0/0
------------------------------------------------------------------------------------------------------------------------

     (1) Based on a fiscal year-end fair market value of the underlying securities equal to $1.25 per share.

EQUITY COMPENSATION PLANS

     The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2001.

                                                                                        Number of securities
                                           Number of securities     Weighted-average   remaining available for
                                             to be issued upon     exercise price of     future issuance under
                                                exercise of           outstanding      equity compensation plans
                                           outstanding options,    options, warrants     (excluding securities
                                            warrants and rights        and rights       reflected in column (a))
             Plan Category                          (a)                    (b)                     (c)
----------------------------------------------------------------------------------------------------------------

(i)  Equity compensation plans
     approved by security
     holders:
     Option Plans(1)(2)..................        205,514                 $17.51                 1,127,166

(ii) Equity compensation plans
     not approved by scurity holders.....        296,058                 $20.57                   686,433

Total....................................        501,572                 $19.27                 1,813,599


     (1) Includes information regarding the following stockholder-approved equity compensation plans: (i) 1989 Stock Option Plan; (ii) 1996 Stock Option Plan; (iii) 1996 Non-employee Directors Stock Option Plan; and
          (iv) the 1995 Employee Stock Purchase Plan.

     (2) The Employee Stock Purchase Plan allows eligible employees to purchase up to an aggregate of 66,667 shares of Common Stock, through payroll deductions during a Purchase Period, at a purchase price that shall be the lesser of (a) 85% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period, or (b) 85% of the Fair Market Value of a share of Common Stock on the exercise Date of such Purchase Period, as each of such terms are defined in the Purchase Plan. At December 31, 2001, 58,536 shares were issued under the Purchase Plan, of which 17,380 were issued in 2001.

Equity Compensation Plans Not Approved by Security Holders:
----------------------------------------------------------

     The following describes the material features of the Company's equity compensation plans that have not been approved by the Company's security holders, as set forth in the above table.

Non-Qualified Stock Options
---------------------------

     As of December 31, 2001, there are 246,250 non-qualified stock options issued and outstanding with a weighted-average exercise price of $23.27. Of these, 148,347 are immediately exercisable (as of December 31, 2001) at a weighted-average exercise price of $21.50.

Common Stock Warrants
---------------------

     As of December 31, 2001, 49,808 common stock purchase warrants with an exercise price of $7.50 per share were outstanding to a director of the Company. Such warrants expire in 2004. At December 31, 2001, all such warrants were exercisable.

     The Company has reserved 501,572 shares of Common Stock for the exercise of stock options and warrants described above.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Except as set forth below, there are no employment  contracts,  termination
of  employment  or   change-in-control   arrangements  with  any  of  the  Named
Executives.

     On April 1, 2001, the Compensation Committee approved a proposal to extend, for a period terminating on April 1, 2002, to Gregg M. Azcuy, Louis J. Altieri, Priyan Guneratne and Tim Berbrick (collectively, the "Senior Staff"), certain change of control severance and bonus payments pursuant to certain Senior Staff Change in Control Severance and Incentive Compensation Agreements (the "Change in Control Agreements"). Specifically, the Company agreed that (i) twelve (12) months severance will be paid to such persons in the event of certain terminations after a change in control of the Company and (ii) an incentive bonus will be paid if such persons are still in the employ of the Company at the completion of a change in control, such bonus to be calculated based on the consideration received by the Company as a result of the change of control. If the consideration paid for the change in control is more than $2.50 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be three (3) months severance. If the consideration paid for the change in control is less than $2.50 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be one (1) month severance. The maximum severance and bonus payments which could be payable to each of Messrs. Azcuy, Altieri, Guneratne, Berbrick and Randy Wald exceeds $100,000. The maximum aggregate severance and bonus payments which could be payable by the Company to all covered employees under such plan for the one-year period starting April 1, 2002 is approximately $1,069,000.

     Under the 1996 Plan, in the event of a reorganization of the Company, as defined in the 1996 Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

EXECUTIVE LOAN POLICY

     In October 1997, the Compensation Committee approved the Company's Executive Loan Policy. Pursuant to such policy, the Company may make loans to officers of the Company (the "Executive Loans") provided the Company will benefit by entering into such Executive Loan and that such loan only subjects the Company to minimal financial risk. The officer requesting an Executive Loan must pledge ample collateral as security for such loan and must be in good standing with the Company throughout the Executive Loan approval process. The Company's Chief Executive Officer and its Compensation Committee must approve each Executive Loan. There are no Executive Loans currently outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 2001 were Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo and Donald E. Fowler (Chairperson of the Compensation Committee) and Thomas I. Unterberg.

     Pursuant to a private placement in 2001 (the "Private Placement"), the Company issued an aggregate of 2,000,000 shares of Series A Preferred Stock to accredited investors for aggregate gross proceeds equal to $4,000,000. The Series A Preferred Stock is currently convertible into the Company's Common Stock on an one and one-third-for-1 basis. The terms and conditions of the Private Placement provided for a cash payment or the issuance of additional shares of Series A Preferred Stock if a shelf registration statement covering the shares of Common Stock underlying the Series A Preferred Stock issued in the Private Placement was not declared effective by the SEC within 180 days following each of three closing dates in the Private Placement. Since a shelf registration statement covering such shares was not declared effective by the SEC within the allowable timeframes, the Company issued an aggregate of 106,250 additional shares of its Series A Preferred Stock to its Series A Preferred Stock shareholders on October 16, 2001. The holders of the outstanding shares of Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of quarter-annual dividends. Each quarter-annual dividend is computed by dividing the annual dividend rate of $0.12 per share by four and is payable in cash or, at the option of the Company, in shares of Series A Preferred Stock. Series A Preferred Stock dividends are cumulative, whether or not declared, and are compounded at an annual rate of 6% on the unpaid cumulative balance. On November 29, 2001, our board of directors declared dividends in arrears to be paid in additional Series A Preferred Stock associated with the March 15, June 15, September 15, and December 15, 2001 dividend payments. As a result, the Company issued 96,367 shares of Series A Preferred Stock on January 28, 2002. C.E. Unterberg, Towbin, an investment banking firm ("Unterberg Towbin"), served as the Company's financial advisor in the Private Placement and received as its fee 125,000 shares of Series A Preferred Stock plus reimbursement of reasonable expenses. Thomas I. Unterberg is the Chairman, Managing Director and member of the Executive Committee of Unterberg Towbin. Mr. Unterberg purchased 125,000 shares of Series A Preferred Stock in the Private Placement on the same terms and conditions as all other purchasers. Mr. Unterberg is the beneficial owner of 35.0% of the shares of Series A Preferred Stock issued in the Private Placement and 26.1% of the Company's Common Stock. For a discussion of Mr. Unterberg's beneficial ownership of the Company's Series A Preferred and Common Stock, see "Security Ownership Of Certain Beneficial Owners and Management."

     There are no "interlocks", as defined by the SEC, with respect to any Director who for any part of 2001 served as a member of the Compensation Committee.

     In 2001, the Company granted to each of the members of the Compensation Committee options to purchase Common Stock of the Company. See "Election of Directors -- Compensation of Directors."

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index for the five year period ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)
                  Among the Company, the Nasdaq Composite Index
                   and the Nasdaq Computer Manufacturers Index

------------------------------------------------------------------------------
                   12/31/96   12/31/97  12/31/98  12/31/99  12/31/00   12/31/01
------------------------------------------------------------------------------
Nasdaq Composite     $100.00   $121.63  $169.84   $315.20   $191.36    $151.07
Index
------------------------------------------------------------------------------
Nasdaq Computer      $100.00   $120.93  $262.25   $558.54   $314.58    $216.82
Manufacturers Index
------------------------------------------------------------------------------
Storage Engine, Inc  $100.00   $148.57   $38.58   $288.57     $7.15      $4.76
------------------------------------------------------------------------------

     (1) Graph assumes $100 invested on December 31, 1996 in the Company Common Stock, the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index.

     (2)  Cumulative total return assumes reinvestment of dividends.

     (3)  Year ending December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is based on the philosophy that the interests of the Company's executives should be closely aligned with those of our stockholders Such policy is designed to attract and retain highly qualified individuals for our executive positions and to provide incentives for such executives to maximize Company performance. In 2001, the Company's executive compensation policy was based on the following principles:

     o compensation opportunities should attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding achievement, and retain the leadership and skills necessary for building long-term stockholder value;

     o    a portion of total compensation should be at risk of performance; and

     o    individual   executives  should  be  encouraged  to  manage  from  the
          perspective of owners of the Company.

     The Compensation Committee generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, Executive Loans and various other benefits, including medical insurance and a 401(k) Plan which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility and seniority and individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are tied to Company profitability and revenue levels. The amount of bonus is based, in part, on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on the financial results of the Company.

     The stock option program is designed to align executives' and employees' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on a periodic basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     The Company may make Executive Loans to its officers provided a demonstrated benefit to the Company exists for making such loans and the financial risk to the Company is minimal. The officer requesting an Executive Loan must be in good standing with the Company and must pledge sufficient collateral as security for such loan. In general, the approval and amount of such Executive Loans are based on the requesting officer's individual performance and his or her level of responsibility within the Company.

     Based on a review of available information, the Compensation Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the past fiscal year, such as changes in the market for computer products and manufacturers' product lines, as well as variations in prices and distribution channels, and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, or the "Code," generally disallows a federal income tax deduction to public companies for certain compensation over $1 million paid to its chief executive officer and four other most highly compensated executive officers. Certain compensation, including compensation based on performance, is not subject to this limit if certain conditions are met, primarily, that the compensation is based on objective performance criteria approved by stockholders. The compensation payments must also be made pursuant to a plan administered by a committee of outside directors. The Compensation Committee must certify that the performance goals were achieved before payments can be awarded.

     The Compensation Committee believes that the Company's executive compensation policy is consistent with the requirements of Section 162(m). The Company's regular stock option plans under which options may be granted to executive officers have been approved by the Company's stockholders and we believe such plans should qualify for the exclusion from the deduction limits. Base salary, annual bonuses and certain other compensation amounts disclosed in the summary compensation table do not qualify for the exclusion from the $1 million limit but such amounts of compensation are not expected to exceed the deduction limits. The Compensation Committee will consider appropriate steps in the future, including stockholder approval, to maintain deductions for the incentive compensation plans to the greatest extent practical while maintaining flexibility to take actions which it deems in the Company's best interests and in the best interests of the Company's stockholders but which may result in certain compensation not qualifying for tax deductions.

                                          Compensation, Option and Stock
                                          Purchase Plan Committee Members
                                          (as currently constituted)

                                          Gale R. Aguilar
                                          James K. Dutton
                                          Michael E. Faherty
                                          Frank R. Triolo
                                          Donald E. Fowler
                                          Thomas I. Unterberg

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     There are, as of April 15, 2002, approximately 146 holders of record. The following table sets forth certain information, as of April 6, 2002, regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (including all nominees) and Named Executives, and (iii) all Directors and current executive officers as a group.

                                               Amount and Nature
Name and Address                                  of Beneficial       Percent
of Beneficial Owner(1)                             Ownership(1)     of Class(2)
---------------------                          -----------------   ------------


(i) Certain Beneficial Owners:


Tahoe Partnership I
655 Brea Canyon Road
Walnut, CA 91789...............................     145,170(3)         5.7%

(ii)   Directors (which includes all nominees)
       and Named Executives:

Gale R. Aguilar................................       8,750(4)          *

James K. Dutton................................       8,917(5)          *

Michael E. Faherty.............................      67,746(6)        2.6%

Donald E. Fowler...............................       8,917(5)          *

Frank R. Triolo................................       8,917(5)          *

Thomas I. Unterberg............................     892,438(7)       26.1%

Gregg M. Azcuy.................................     134,884(8)        5.0%

Louis J. Altieri...............................      46,921(9)        1.8%

Priyan Guneratne...............................      44,008(10)       1.7%

(iii)  All Directors and current executive
       officers as a group (9 persons).........   1,221,498(11)      32.9%

---------------
*        Less than one percent.

     (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

     (2) Applicable percentage of ownership is based on 2,557,405 shares of Common Stock outstanding on April 15, 2002, plus any presently exercisable stock options or warrants held by each such holder and options or warrants which will become exercisable within 60 days after April 15,

          2002, plus any securities presently convertible into Common Stock or which will become convertible within 60 days after April 15, 2002.

     (3)  Includes   3,977  shares  of  Series  A  Preferred   Stock   presently
          convertible into 5,170 shares of Common Stock.

     (4) Represents 8,750 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (5) Represents 8,917 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (6) Includes 58,925 shares of Common Stock subject to warrants or options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (7) Includes: (i) 8,917 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date; (ii) 137,190 shares of Series A Preferred Stock held by Thomas I. Unterberg convertible into 178,347 shares of Common Stock; (iii) 137,190 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin Capital Partners I, LP convertible into 178,347 shares of Common Stock; (iv) 54,876 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin, LLC convertible into 71,339 shares of Common Stock; (v) 186,126 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin, a California Limited Partnership convertible into 241,964 shares of Common Stock; and (vi) 137,190 shares of Series A Preferred Stock held by Marjorie & Clarence E. Unterberg Foundation, Inc. convertible into 178,347 shares of Common Stock. Excludes approximately 70,555 shares of Series A Preferred Stock convertible into 91,722 shares of Common Stock owned by trusts of which Mr. Unterberg is Trustee and as to which Mr. Unterberg disclaims beneficial ownership.

     (8) Includes 134,327 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (9) Includes 35,629 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (10) Includes 37,175 shares of Common Stock subject to options which are exercisable at April 15, 2002 or which will become exercisable within 60 days of such date.

     (11) See Notes 4 through 10.

SERIES A PREFERRED STOCK

     There were, as of April 15, 2002, 59 holders of record of the Company's Series A Preferred Stock. The following table sets forth certain information, as of April 15, 2002, with respect to the beneficial ownership of the Company's Series A Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Series A Preferred Stock outstanding as of such date, (ii) each of the Company's Directors, Nominees for Director and Named Executives who beneficially own shares of Series A Preferred Stock, and (iii) all Directors and current executive officers as a group.



                                                                Amount and Nature
Name and Address                                                  of Beneficial              Percent
of Beneficial Owner (1)                                            Ownership(1)            of Class(2)
-----------------------                                         ----------------           -----------

(i) Certain Beneficial Owners:

C.E. Unterberg, Towbin Capital Partners I, L.P.
350 Madison Avenue
New York, NY 10017................................                    137,190                  7.3%

Marjorie and Clarence E. Unterberg Foundation,
Inc.
350 Madison Avenue
New York, NY 10017................................                    137,190                  7.3%

C.E. Unterberg, Towbin (a California Limited
Partnership)
350 Madison Avenue
New York, NY 10017................................                    186,126                 10.0%


(ii)   Directors, Nominees and Named
       Executives:

Gale R. Aguilar...................................                        --                     --

James K. Dutton...................................                        --                     --

Michael E. Faherty................................                        --                     --

Donald E. Fowler..................................                        --                     --

Frank R. Triolo...................................                        --                     --

Thomas I. Unterberg...............................                    652,572(3)              35.0%

Gregg M. Azcuy....................................                        --                     --

Louis J. Altieri..................................                        --                     --

Priyan Guneratne..................................                        --                     --

(iii)  All Directors and current executive officers
       as a group (9 persons)......................                   652,572(3)              35.0%

-------------

     (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Series A Preferred Stock shown as beneficially owned by such shareholder.

     (2) Applicable percentage of ownership is based on 1,867,123 shares of Series A Preferred Stock outstanding on April 15, 2002.

     (3) Includes: 137,190 shares held by C.E. Unterberg, Towbin Capital Partners I, LP; 54,876 shares held by C.E. Unterberg, Towbin, LLC; 186,126 shares held by C.E. Unterberg, Towbin, a California Limited Partnership; and 137,190 shares held by Marjorie & Clarence E. Unterberg Foundation, Inc. Excludes approximately 70,555 shares owned by trusts of which Mr. Unterberg is Trustee and as to which Mr. Unterberg disclaims beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions  involving  Thomas  I.  Unterberg,  a member  of the  Board of
Directors  and  the  Compensation  Committee,   are  reported  in  "Compensation
Committee Interlocks and Insider Participation."

     The Company has executed indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     The Company has entered into certain Change in Control Agreements with each of its executive officers. For a discussion of the terms of such agreements, see "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

           PROPOSED AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Purchase Plan was adopted by the Board of Directors on April 19, 1995 and approved by shareholders of the Company on June 7, 1995. The purpose of the Purchase Plan is to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order to participate in the Company's economic progress. The Purchase Plan provides these opportunities through payroll savings, an attractive purchase price and favorable income tax consequences. Substantially all employees of the Company and its subsidiaries are eligible to participate in the Purchase Plan. A total of 66,667 shares are reserved for issuance under the Purchase Plan.

     The Purchase Plan is intended to form part of an overall compensation structure for the Company, in conjunction with the Company's stock option plans and its Savings and Protection Plan, to provide an additional source for employees to share in the Company's prospects for equity growth. The Board of Directors believes that a broad-based plan, such as the Purchase Plan, serves as an important element in promoting equity ownership among employees generally. At March 31, 2001, the Company had approximately 39 full-time employees.

     In general, the Purchase Plan provides for eligible employees to designate in advance of specified purchase periods (which are currently semi-annual) a percentage of compensation (up to 10%) to be withheld from their pay and applied toward the purchase of such number of whole shares of Common Stock as can be purchased at a price of 85% of the lesser of the stock's trading price at the beginning or the end of each such six month period. No employee can purchase more than $25,000 worth of stock annually and no stock can be purchased by any person which would result in the purchaser owning five percent or more of the total combined voting power or value of all classes of stock of the Company.

     The Purchase Plan is intended to satisfy the requirements of Section 423(b) of the Code which requires that it be approved by shareholders within one year of the earlier of its adoption by the Board of Directors or the Purchase Plan's effective date. In addition, the Purchase Plan is intended to comply with certain requirements of Rule 16b-3 under the Exchange Act, in particular with respect to "disinterested administration" of the Purchase Plan by non-participating members of the Board of Directors. As a result, acquisitions of shares of Common Stock pursuant to the Purchase Plan by officers and Directors are not subject to matching and "short-swing profit recapture" under
Section 16(b) of the Exchange Act. Messrs. Aguilar, Dutton, Faherty, Triolo, Fowler and Unterberg, each a non-employee Director who is ineligible to participate in the Purchase Plan, serve on the Compensation Committee which administers the Purchase Plan.

     The term of the Purchase Plan will extend through December 31, 2005, unless terminated earlier by the Board of Directors. The Board of Directors generally has the right to amend or terminate the Purchase Plan without the consent of participants or shareholders, subject to certain exceptions.

     Each person employed by the Company (except short-term, part-time, or seasonal employees) is eligible to participate in the Purchase Plan (an "Eligible Employee"), provided he or she is not, as of the day preceding the first day of the Purchase Period (as defined below), deemed, for purposes of
Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. An Eligible Employee must complete at least six months service as of the first day of the Purchase Period (as defined below).

     Under the Purchase Plan, a separate option to purchase shares of Common Stock will be granted to each Eligible Employee as of the first day of each Purchase Period as defined below. The option grant applies automatically to all Eligible Employees, but to participate in the Purchase Plan, further action is required as explained below. A Purchase Period will be a period of six or twelve months (as elected in advance by the committee administering the Purchase Plan), during which time payroll deductions will be made to fund the purchase of shares subject to option (the "Purchase Period"). The maximum number of shares an Eligible Employee is eligible to purchase for any Purchase Period is $25,000 ($12,500 for a six-month Purchase Period) divided by 100% of the fair market value of a share of Common Stock on the first day of each applicable Purchase Period. If, as of the first day of each such Purchase Period, an Eligible Employee would be deemed for purposes of Section 423(b)(3) of the Code to own stock of the Company (including any number of shares which such person is entitled to purchase under the Purchase Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares such person will be entitled to purchase pursuant to the Purchase Plan will be reduced. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse.

     The purchase price per share of the Common Stock sold under the Purchase Plan for any Purchase Period will be equal to the lesser of (a) 85% of the "fair market value" of a share of Common Stock on the first day of such Purchase Period, or (b) 85% of the "fair market value" of a share of Common Stock on the last day of such Purchase Period (the "Exercise Date"). The fair market value will be deemed to be the average of the closing bid and asked prices of the Common Stock reported by Nasdaq, or as the case may be, the last reported sales price of the Common Stock on such date as reported by the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, or the national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the previous date on which there is such trading.

     In order to purchase shares pursuant to an option, an Eligible Employee must sign a stock purchase agreement (the "Stock Purchase Agreement") and properly return it as instructed in advance of the first day of each Purchase Period. By doing so, the employee becomes a participant (each a "Participant") in the Purchase Plan. Under the Stock Purchase Agreement, each Eligible Employee who elects to participate in the Purchase Plan must authorize contributions to the Purchase Plan through regular payroll deductions, effective as of the first day of the relevant Purchase Period. A Participant may authorize payroll deductions from his or her cash W-2 compensation, as defined in the Purchase Plan ("W-2 Compensation"), for each payroll period, of a specified percentage of such compensation, not less than 1% and not more than 10%, in multiples of 1/2%. The amount of payroll deduction must be established at the beginning of a Purchase Period and may not be altered, except for complete discontinuance. The payroll deduction authorized by a Participant will be credited to an individual account maintained for the Participant under the Purchase Plan (an "Account").

     For  any  particular  Purchase  Period,  the  committee  administering  the
Purchase Plan may elect, in advance, a trust administration option whereby the amounts of payroll deductions taken for Participants will be deposited regularly in a trust established by the Company with an institutional trustee for the benefit of Participants (the "Trust Administration Option"). Unless withdrawn earlier, the funds held for the respective Participants (together with applicable earnings) will be applied by the trustee on the Exercise Date to purchase shares of Common Stock for each such Participant in accordance with the Purchase Plan. The Company will pay all the expenses of trust establishment and administration, but will not have a lien over, or reversionary interest in, the trust assets. Withdrawals by Participants during a Purchase Period while the Trust Administration Option is in effect will entitle the withdrawing Participants to their respective shares of earnings by the trust on their accumulated payroll deductions.

     Shares of Common Stock acquired pursuant to the exercise of options under the Purchase Plan and funded pursuant to payroll deductions as provided in the Stock Purchase Agreement are to be offered and sold to Eligible Employees solely pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended.

     If there is credited to the Account of a Participant as of any Exercise Date an amount at least equal to the purchase price determined under the Purchase Plan of one share of Common Stock for the current Purchase Period, the Participant will purchase, and the Company will sell, at such price the largest number of whole shares of Common Stock which can be purchased with the amount credited to his or her Account. In no event will fractional shares be issued. Any balance remaining in a Participant's Account at the end of a Purchase Period (not in excess of the purchase price of one share of Common Stock) will be carried forward into a Participant's Account for the following Purchase Period.

     No Participant may, in any calendar year, purchase such number of shares under the Purchase Plan which, when aggregated with all other shares of stock of the Company which he or she may be entitled to purchase under any other employee stock purchase plan of the Company which meets the requirements of Section 423(b) of the Code, exceeds $25,000 in fair market value. Since the exclusive method for purchasing shares under the Purchase Plan is through payroll deductions whose maximum limit is 10% of W-2 Compensation, the 10% limitation will be the effective limit on purchases of stock under the Purchase Plan for substantially all employees.

     If, as of the Exercise Date in any Purchase Period, the aggregate funds available for the purchase of shares of Common Stock would result in a purchase of shares in excess of the maximum number of shares then available for purchase under the Purchase Plan, the number of shares which would otherwise be purchased by each Participant on the Exercise Date will be reduced by a factor relative to the payroll deduction accumulation for each Participant.

INCOME TAX CONSEQUENCES

     Options issued under the Purchase Plan are intended to be options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Accordingly, if a Participant exercises an option and disposes of the shares after the later of (i) two years from the date the option is granted or (ii) one year from the date the shares are issued (the "Holding Period"), and remains an employee at all times during the period beginning with the date the option is granted and ending three months before the date it is exercised, he or she will be entitled for Federal income tax purposes to special tax treatment. Under such circumstances, any gain realized upon disposition of the shares will be treated as ordinary income to the extent of the lesser of (i) 15% of the fair market value of the shares on the date the option was granted, or (ii) the amount by which the fair market value of the shares on the date of disposition exceeded the option price. Any further gain will be treated as long-term capital gain. The Company will not be entitled to any tax deduction for federal income tax purposes with respect to shares so acquired and disposed of by a participant.

     The Purchase Plan does not contain any provisions requiring a Participant to hold the optioned stock for any period after exercise of the option, nor to acquire such stock for investment purposes. However, unless a Participant holds the stock for more than two years after the option is granted and one year after the stock is issued, he or she will not be entitled to favorable capital gain treatment for Federal income tax purposes on any increase in fair market value of the stock between the date the option was granted and the date the option was exercised. If the Participant disposes of the stock within such one-year period or such two-year period, any excess of the fair market value on the date of exercise over the option price is taxable as ordinary income to him or her and is deductible by the Company for Federal income tax purposes.

     The number of shares of Common Stock which can be purchased pursuant to options under the Purchase Plan are subject to adjustment in the event of certain recapitalizations of the Company. Participants' rights to purchase stock pursuant to the Purchase Plan are not transferable. Generally, the Company's Board of Directors, without the consent of Participants, can terminate or amend the Purchase Plan, except that no such action can adversely affect options previously granted and, without shareholder approval, the Board may not: (i) increase the total amount of Common Stock allocated to the Purchase Plan (except for permitted capital adjustments); (ii) change the class of Eligible Employees;
(iii) decrease the minimum purchase price; (iv) extend a Purchase Period; or (v) extend the term of the Purchase Plan.

PREVIOUSLY ISSUED SHARES UNDER THE PURCHASE PLAN

     As of April 15, 2002, the Company had issued an aggregate of 58,536 shares of Common Stock under the Purchase Plan at a weighted average issuance price of $8.61 per share. The following table sets forth the shares issued under the Purchase Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) all current Directors who are not executive officers as a group; (iv) each associate of any of such Directors, executive officers or nominees; (v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group:


                                                     Shares Issued       Weighted Average
                     Name                        through March 31, 2002    Issuance Price
                    ------                       ----------------------   ---------------

Gregg M. Azcuy..................................           560                 $17.27
Louis J. Altieri................................         1,790                 $17.84
Priyan Guneratne................................         2,012                 $16.59
All current executive officers as a group
   (3 persons)..................................         4,362                 $17.21
All current Directors who are not
    executive officers as a group
   (1 person)(1)................................           193                 $16.89
All  employees,  including  all current
   officers who are not executive officers
   as a group...................................        53,981                  $8.61

---------------

     (1) Represents shares issued to Michael E. Faherty in 1996. The Company employed Mr. Faherty as its Chief Executive Officer until June 20, 1996. Presently, Mr. Faherty serves as the Chairman of the Company's Board of Directors but is no longer an executive officer of the Company.

     As of March 31, 2002, the market value of the Common Stock underlying the shares issued pursuant to the Purchase Plan was $0.95 per share.

PROPOSED AMENDMENT

     Shareholders are being asked to consider and vote upon a proposed amendment to the Purchase Plan (the "Purchase Plan Amendment") to increase the maximum number of shares of Common Stock available for issuance under the Purchase Plan from 66,667 to 150,000 shares and to reserve an additional 83,333 shares of Common Stock of the Company for issuance under the Purchase Plan.

     The Board of Directors believes that the Purchase Plan Amendment provides an important inducement to encourage investment in the Common Stock of the Company by its employees. The Board of Directors believes that the Purchase Plan provides employees with an opportunity to invest in the Company through payroll savings, an attractive purchase price and favorable income tax consequences.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN AMENDMENT.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On November 15, 2001, Ernst & Young LLP ("E & Y") resigned as our independent auditors. The report of E&Y on the Company's financial statements for each of the two years in the periods ended December 31, 1999 and December 31, 1998, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 1999 and December 31, 1998, and during the nine-month period ended September 30, 2001, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports. E&Y has furnished us with a letter addressed to the Securities and Exchange Commission stating their agreement with the above statements.

     On November 21, 2000, the Board of Directors approved and the Company retained Richard A. Eisner & Company, LLP as its independent auditors.

     The Board of Directors of the Company has, subject to shareholder approval, retained Richard A. Eisner & Company, LLP as independent auditors of the Company for the year ending December 31, 2002. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & Company, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

     One or more representatives of Richard A. Eisner & Company, LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by January 6, 2003.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The
Company  will  also  request  that  brokers,  nominees,   custodians  and
other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     STORAGE ENGINE, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 26, 2002, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO LOUIS J. ALTIERI, VICE PRESIDENT, FINANCE AND ADMINISTRATION, STORAGE ENGINE, INC., ONE SHEILA DRIVE, BLDG. 6A, TINTON FALLS, NEW JERSEY 07724, TELEPHONE NUMBER (732) 747-6995. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                    By Order of the Board of Directors



                                    David J. Sorin, Secretary
Tinton Falls, New Jersey
May 7, 2002

                              STORAGE ENGINE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Storage Engine, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 20, 2002 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.


                  VOTE FOR all the
              nominees listed at right;
               except as marked to the  VOTE  WITHHELD
                   contrary below      from all nominees
1. ELECTION OF        |__|                  |__|
   DIRECTORS                                       Nominees: Michael E. Faherty
                                                             Gregg M. Azcuy
                                                             Gale R. Aguilar
                                                             James K. Dutton
                                                             Donald E. Fowler
                                                             Frank R. Triolo
                                                             Thomas I. Unterberg

To withhold authority for any individual nominee, write that nominee's name in the space provided below.


-------------------------------------------------------------------------------


FOR      |_|          AGAINST  |_|                 ABSTAIN |_|

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN (THE "PURCHASE PLAN") TO INCREASE THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PURCHASE PLAN FROM 66,667 TO 150,000 SHARES AND TO RESERVE AN ADDITIONAL 83,333 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE UNDER THE PURCHASE PLAN.

FOR      |_|          AGAINST  |_|                 ABSTAIN |_|

3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

FOR      |_|          AGAINST  |_|                 ABSTAIN |_|


4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.



Dated:                                This proxy must be signed
     ---------------------------      exactly as the name appears hereon.
                                      When shares are held by joint
--------------------------------      tenants, both should sign.  If the
  Signature of Shareholder            signer is a corporation, please sign
                                      full corporate name by duly
--------------------------------      authorized officer, giving full title
Signature of Shareholder if held      as such.  If the signer is a partnership,
jointly                               please sign in partnership name by
                                      authorized person.

I will   |_|         will not   |_|       attend the
                                          Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                              STORAGE ENGINE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of 6% Cumulative Convertible Preferred Stock, Series A, of Storage Engine, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 20, 2002 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.


                  VOTE FOR all the
              nominees listed at right;
               except as marked to the  VOTE  WITHHELD
                   contrary below      from all nominees
1. ELECTION OF        |__|                  |__|
   DIRECTORS                                       Nominees: Michael E. Faherty
                                                             Gregg M. Azcuy
                                                             Gale R. Aguilar
                                                             James K. Dutton
                                                             Donald E. Fowler
                                                             Frank R. Triolo
                                                             Thomas I. Unterberg

To withhold authority for any individual nominee, write that nominee's name in the space provided below.


-------------------------------------------------------------------------------


FOR      |_|          AGAINST  |_|                 ABSTAIN |_|

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN (THE "PURCHASE PLAN") TO INCREASE THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PURCHASE PLAN FROM 66,667 TO 150,000 SHARES AND TO RESERVE AN ADDITIONAL 83,333 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE UNDER THE PURCHASE PLAN.

FOR      |_|          AGAINST  |_|                 ABSTAIN |_|

3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

FOR      |_|          AGAINST  |_|                 ABSTAIN |_|


4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.



Dated:                                This proxy must be signed
     ---------------------------      exactly as the name appears hereon.
                                      When shares are held by joint
--------------------------------      tenants, both should sign.  If the
  Signature of Shareholder            signer is a corporation, please sign
                                      full corporate name by duly
--------------------------------      authorized officer, giving full title
Signature of Shareholder if held      as such.  If the signer is a partnership,
jointly                               please sign in partnership name by
                                      authorized person.

I will   |_|         will not   |_|       attend the
                                          Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.